Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2008

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  280

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  -
	    Class C	      $  -
	    Class Y	      $  12



72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $ 319

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B           $ 36
	    Class C           $ 112
	    Class Y	      $ 8


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.08

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.13


73B.	1.  Distributions of capital gains (per share)
	    Class A	      $ 0.10

	2.  Distributions of capital gains (per share)
	    Class B	      $ 0.10
    	    Class C	      $ 0.10
	    Class Y	      $ 0.10


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         3956

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               421
	    Class C               1145
	    Class Y		  994


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 15.41

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 15.26
	    Class C           $ 15.26
	    Class Y	      $ 15.39



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  92

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  -
	    Class C	      $  -


72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $ 76

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B	      $  - (1)
	    Class C	      $  - (1)

	   (1) less than $500


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.06

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00


73B.	1.  Distributions of capital gains (per share)
	    Class A	      $ 0.05

	2.  Distributions of capital gains (per share)
	    Class B	      $ 0.05
    	    Class C	      $ 0.05


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         1661

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B              - (1)
	    Class C              - (1)

	    (1) less than 500 shares outstanding

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 11.08

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 10.98
	    Class C           $ 10.98